OTR EXPRESS, INC

804 N. Meadowbrook Drive
Olathe, Kansas 66062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 1, 1997

TO ALL STOCKHOLDERS:
You are cordially invited to attend the Annual Meeting of Stockholders of OTR Express, Inc. (the "Company") to be held on Thursday, May 1, 1997, at 7:00 p.m., Kansas City Time, at the Doubletree Hotel, 10100 College Boulevard, Overland Park, Kansas, for the following purposes:

(1)To elect three Class B directors to serve until the 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)To approve the selection by the Board of Directors of the firm of Arthur Andersen LLP as the independent auditors for the Company for 1997; and

(3)To transact such other business as may properly come before the meeting or any adjournment thereof.

Holders of record of the Company's Common Stock, $.01 par value, as of the close of business on March 13, 1997, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be kept at the Company's offices at 804 N. Meadowbrook Drive, Olathe, Kansas 66062 for a period of ten days prior to the Annual Meeting and will be available at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

William P. Ward, Chairman of the Board
Dated:  April 2, 1997

IMPORTANT----YOUR PROXY AND A RETURN ENVELOPE ARE ENCLOSED

You are urged to sign, date and mail your proxy even though you may plan to attend the Annual Meeting. No postage is required if your proxy is mailed in the United States in the enclosed return envelope. If you attend the Annual Meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, a quorum will be assured at the Annual Meeting, which will prevent costly follow-up and delays.

OTR EXPRESS, INC.
804 N. Meadowbrook Drive
Olathe, Kansas 66062

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 1, 1997

PROXY STATEMENT

The proposals in the accompanying form of proxy (the "Proxy") are solicited by the Board of Directors of OTR Express, Inc. (the "Company") for use at its Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 1, 1997, at 7:00 p.m., Kansas City Time, at the Doubletree Hotel, 10100 College Boulevard, Overland Park, Kansas, and any adjournment or postponement thereof. This Proxy Statement, the accompanying form of Proxy and the Company's Annual Report for the year ended December 31, 1996 (the "Annual Report") are being mailed or given to stockholders on or about April 2, 1997.

Proxies. Shares represented by a duly executed Proxy received prior to the Annual Meeting will be voted at the Annual Meeting. If a stockholder specifies a choice on the Proxy with respect to any matter to be acted upon, the shares will be voted in accordance with the choices specified in the Proxy with respect to the proposals described in this Proxy Statement. If no choice is specified, the shares represented by the Proxy will be voted in favor of the proposals set forth in this Proxy Statement. None of the proposals are related to or conditioned on the approval of any other proposal. Any given person giving Proxy has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company at any time prior to the voting of the shares represented by the Proxy.

Other Matters. Management of the Company does not intend to present any matter to the Annual Meeting except as indicated herein, and presently knows of no other matter to be presented at the Annual Meeting. Should any other matters properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote the Proxy in accordance with their judgment of the best interests of the Company on such matters.

Solicitation and Expense. The Company will bear all the costs of solicitation of Proxies and preparing, assembling, printing and mailing the Proxy Statement, the Proxy and additional materials which may be furnished to stockholders. In addition to the use of the mails, Proxies may be solicited by personal contact, telephone or telegraph by regular employees of the Company, and the Company will reimburse brokers, custodians, fiduciaries or other persons for their reasonable expenses in sending proxy soliciation material to beneficial owners of shares.

Voting. Only stockholders of record of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on March 13, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 1,840,515 shares of Common
Stock outstanding and entitled to vote at the Annual Meeting.  Each holder of Common Stock is entitled to one vote per share on each matter to properly come before the Annual Meeting, except for the election of directors, in which case each stockholder shall have the right to cumulatively vote such
stockholder's shares.   Cumulative voting entitles each stockholder to cast
as many votes in the aggregate as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast the whole number of such votes for one nominee or distribute the votes among two or more nominees.

The Bylaws of the Company require that a majority of the votes of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting be present in person or represented by Proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Provided a quorum is present, the affirmative vote of (a) a plurality of the votes cast by the holders of the Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on the subject matter is required for the election of directors and (b) a majority of the votes cast by the holders of the Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on the subject matter as required for the approval and ratification of the Board of Directors' selection of independent auditors. Stockholders do not have any dissenters' rights of appraisal in connection with any of the matters to be voted upon. Votes that are cast against the proposals are counted both for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number number of votes cast on a given proposal. Abstentions will be counted for purposes of determining the total number of votes cast on a given proposal, and therefore will have the same effect as a vote against a given proposal. Broker non-votes (i.e., a proxy card returned by a holder on behalf of its beneficial owner that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote) are not counted for purposes of determining the number of shares present or represented with respect to a particular proposal for which there is no authorization to vote and will not be considered as votes cast and thus will not affect the outcome of voting.

The Company. The Company's principal executive office is located at 804 N. Meadowbrook Drive, Olathe, Kansas 66062.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's voting securities (Common Stock) as of February 28, 1997 by each person and group known to the Company to be the beneficial owner of more than 5% of its Common Stock.
Name and Address of            Amount & Nature of            % of Class<FN1>
Beneficial Owner               Beneficial Ownership<FN1>
William P. Ward                263,212<FN2>                  14.21%
804 N. Meadowbrook Dr.
Olathe, KS 66062

Janice K. Ward                 263,212<FN2>                  14.21%
804 N. Meadowbrook Dr.
Olathe, KS 66062

Robert Fleming, Inc.           179,000<FN3>                   9.73%
320 Park Avenue
New York, NY 10022

Robert B. Westphal             134,400<FN4>                   7.30%
109 N. 6th Street
Fort Smith, AR 72901

Dr. Ralph E. MacNaughton       127,237<FN5>                   6.91%
#17 Wycklow
Overland Park, KS 66207

Dimensional Fund Advisors Inc.  93,900<FN6>                   5.10%
1299 Ocean Avenue
Santa Monica, CA 90401

<FN1>Calculated in accordance with Rule 13d-3 under the Securities Exchange
Act of 1934, as amended. Nature of beneficial ownership of shares of Common Stock is direct unless indicated otherwise by footnote. Beneficial ownership as shown in the table arises from sole voting power and sole investment power unless otherwise indicated by footnote.
<FN2>Includes 64,768 shares owned of record by Associated Commercial
Analysts Corporation ("ACA"), which is 100% owned by Mr. and Mrs. Ward.
Also includes 109,352 shares held jointly by Mr. and Mrs. Ward; 4,700 shares held directly by each of Mr. Ward and Mrs. Ward; 6,320 shares held by a family trust for which Mr. Ward is sole trustee with voting and dispositive power; and 7,455 and 4,471 shares purchasable pursuant to options which are currently exercisable by Mr. Ward and Mrs. Ward, respectively. In addition, inclues 61,446 shares owned by the ESOP of which Mr. Ward is the sole trustee, with sole voting and dispositive power. Of the shares owned by the ESOP, 5,251 and 1,960 shares have been allocated to the ESOP accounts of Mr. Ward and Mrs. Ward, respectively.
<FN3>As reflected on the Robert Fleming, Inc. Schedule 13G dated February
14, 1997.
<FN4>As reflected on Mr. Westphal's Schedule 13D dated March 11, 1996.
<FN5>Includes 62,602 shares held in family trusts of which Dr. MacNaughton is trustee and 53,635 shares held in family trusts of which his spouse is trustee. Also includes 1,000 shares purchasable pursuant to options that are currently exercisable by Dr. MacNaughton.
<FN6>As reflected on Dimensional Fund Advisors Inc. ("Dimensional") Schedule
13G dated February 7, 1996. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 93,900 shares of the Company's Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

The following table sets forth, with respect to the Company's voting securities (Common Stock) as of February 28, 1997, (i) shares beneficially owned by all directors (current and nominee) and named executive officers of the Company, and (ii) total shares beneficially owned by all executive officers and directors as a group.
Name of Beneficial Owner      Amount & Nature of
                              Beneficial Ownership(1)      % of Class(1)
William P. Ward                263,212<FN2>                 14.21%
Janice K. Ward                 263,212<FN2>                 14.21%
Dr. Ralph E. MacNaughton       127,237<FN3>                  6.91%
Dr. James P. Anthony            70,615<FN4>                  3.83%
Dean W. Graves                  51,413<FN5>                  2.79%
Frank J. Becker                 25,000<FN6>                  1.36%
Terry G. Christenberry           7,000<FN7>                   .38%
Charles M. Foudree               3,000<FN8>                   .16%
Gary J. Klusman                  1,470<FN9>                   .08%
All executive
officers and directors
as a group (11 persons)        557,701<FN10>                29.90%

<FN1>See footnote (1) to the table on the preceding page.
<FN2>See footnote (2) to the table on the preceding page.
<FN3>See footnote (5) to the table on the preceding page.
<FN4>Includes 2,700 and 24,400 shares held by Dr. Anthony's pension trust and profit sharing trust, respectively, 26,220 shares owned by his spouse and 5,580 shares held for the benefit of his minor children. Also includes 1,000 shares purchasable pursuant to options which are currently exercisable by Dr. Anthony.
<FN5>Includes 13,100 shares owned by Mr. Graves' spouse for which Mr. Graves disclaims beneficial ownership, 500 shares owned jointly with his spouse, and 19,650, 13,383 and 1,000 shares held by his HR-10 retirement plan, profit sharing trust and individual retirement account, respectively. Also includes 1,000 shares purchasable pursuant to options which are currently exercisable by Mr. Graves.
<FN6>Includes 10,000 shares held by Mr. Becker's HR-10 retirement plan.
<FN7>Includes 2,000 held in Mr. Christenberry's individual retirement account and 2000 shares held in Mrs. Christenberry's individual retirement account, for which Mr. Christenberry disclaims beneficial ownership. Also includes 1,000 shares purchasable pursuant to options which are currently exercisable by Mr. Christenberry.
<FN8>Includes 1,000 shares held by Mr. Foudree's trust and 1,000 shares held in the individual retirement account of his spouse. Also includes 1,000 shares purchasable pursuant to options which are currently exercisable by Mr. Foudree.
<FN9>Includes 1,400 shares held in Mr. Klusman's individual retirement account.
<FN10>Includes 19,435 shares purchasable pursuant to options which are currently exercisable and 61,466 shares owned by the ESOP of which Mr. Ward is the sole trustee, with sole voting and dispositive power. Of the shares owned by the ESOP, a total of 9,531 of the ESOP shares have been allocated to the accounts of the Company's executive officers.

PROPOSAL ONE:
ELECTION OF CLASS B DIRECTORS

The number of directors constituting the Board of Directors has been fixed at nine. The Articles of Incorporation of the Company divide the Board of Directors into three classes of directors, as nearly equal in number as possible, who serve staggered terms. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting of Stockholders for a full three-year term.

Nominees. The following table contains certain information concerning each of the individuals nominated by the Board of Directors for election as a Class B Director at the 1997 Annual Meeting. Each is presently a director whose term expires in 1997. Each Class B Director to be elected at the 1997 Annual Meeting will serve until the Annual Meeting of Stockholders in 2000 or until his successor is elected and qualified. The shares represented by the enclosed Proxy will be voted, unless otherwise indicated, for the election of the three nominees for Class B Director named below. In the unanticipated event that any nominee should become unavailable, the Board of Directors, in its discretion, may designate a substitute nominee, in which event such shares will be voted for such substitute nominee.
Management recommends a vote for the election of the three nominees for Class B Director named below.

Name of Nominee for    Age   Director   Principal Occupation
Director                     Since      for Last Five Years
                                        and Directorships Held

Frank J. Becker         61    1997      Mr. Becker has been President of
                                        Becker Investments, Inc., an
                                        investment company located in
                                        Lawrence, Kansas since January
                                        1993 and prior to that time,
                                        Mr. Becker was a private
                                        investor.  From 1979 to 1988,
                                        Mr. Becker was Chairman of the
                                        Board and Chief Executive Officer
                                        of Becker Corporation, a tank
                                        trucking company.  Mr. Becker is
                                        also a director of Western Resources,
                                        Inc. and a member of the Board of
                                        Trustees of the Kansas University
                                        Endowment Association.

Dr. Ralph E. MacNaughton 68   1988      Dr. MacNaughton has been retired
(1)                                     since June 1994.  He had been a
                                        radiologist in the Carondelet
                                        Radiology Group at St. Joseph's
                                        Hospital in Kansas City, Missouri,
                                        for more than the prior five years.

William P. Ward          58   1985      Mr. Ward founded the Company and
(2)                                     has been its President and
                                        Chairman of the Board since
                                        its incorporation in 1985.
                                        Since 1974, Mr. Ward has
                                        been Chairman and an officer
                                        of Associated Commercial Analysts
                                        Corporation ("ACA"), an affiliate
                                        of the Company that has acted as
                                        a general partner for numerous real
                                        estate limited partnerships.  Since
                                        the formation of the Company in 1985,
                                        ACA has not formed any new real estate
                                        limited partnerships.  ACA is
                                        presently managing six such
                                        partnerships.  Mr. Ward is the
                                        husband of Janice K. Ward and
                                        the brother-in-law of Dean W. Graves.

(1)  Member of the Compensation Committee.
(2)  Member of the Executive Committee.

THE BOARD OF DIRECTORS Continuing Directors.
The following table contains certain information concerning the Board members whose terms do not expire in 1997 and continue after the Annual Meeting.
                                        Current Principal Occupation
Name                     Age   Director Term    for the Last Five Years
                               Since    Expires and Directorships Held

Terry G. Christenberry   50    1992     1999    Mr. Christenberry has been
(3)                                             the President and a director
                                                of Christenberry Collet &
                                                Company Inc., an investment
                                                banking firm located in Kansas
                                                City, Missouri, since its
                                                incorporation in June 1994.
                                                From 1986 to June 1994, Mr.
                                                Christenberry was Executive
                                                Vice President and a director
                                                of H.B. Oppenheimer & Company
                                                Inc., also an investment
                                                banking firm located in
                                                Kansas City, Missouri.
                                                Mr. Christenberry has also
                                                been a director of Smithway
                                                Motor Xpress Corporation
                                                since 1996.
Dean W. Graves           62    1991     1999    Mr. Graves has been the sole
(2)                                             owner of Dean Graves, FAIA
                                                Architectural Firm, located in
                                                Kansas City, Missouri, for
                                                more than the prior five
                                                years.  Mr. Graves is the
                                                brother-in-law of Mr. and
                                                Mrs. Ward.
Gary J. Klusman          37    1995     1999    Mr. Klusman has been the
(2)                                             Executive Vice President of
                                                the Company since October
                                                1994 and a director since
                                                February 1995.  Mr. Klusman
                                                was the Vice President-
                                                Finance and Chief Financial
                                                Officer of the Company from
                                                December 1991 to October 1994.
Dr. James P. Anthony     49    1989    1998     Dr. Anthony has been a
(3)                                             radiologist in the Carondelet
                                                Radiology Group at St.
                                                Joseph's Hospital in Kansas
                                                City, Missouri, for more
                                                than the prior five years.
Janice K. Ward           57    1985    1998     Mrs. Ward has been Vice
                                                President-Compensation and
                                                Administration, Secretary and
                                                a director of the Company
                                                since its incorporation in
                                                1985.  Mrs. Ward has been
                                                an officer and director of
                                                ACA, an affiliate of the
                                                Company, since 1984.  Mrs.
                                                Ward is the wife of William
                                                P. Ward and the sister-
                                                in-law of Mr. Graves.
                                                Mrs. Ward supervises the
                                                Company's personnel relations,
                                                employee benefits and payroll.
                                                She is also the manager in
                                                charge of the driver
                                                incentive profit centers.

Charles M. Foudree       52    1994    1998     Mr. Foudree has been Executive
(1)(3)                                          Vice President-Finance and
                                                a director of Harmon
                                                Industries, Inc., a
                                                manufacturer of signal and
                                                control systems for railroads
                                                and mass transit systems
                                                worldwide, located in Blue
                                                Springs, Missouri, and has
                                                been with Harmon in a
                                                variety of executive positions
                                                for more than the prior five
                                                years.

(1)  Member of the Compensation Committee.
(2)  Member of the Executive Committee.
(3)  Member of the Audit Committee.

Meetings of Board of Directors and Committees. The business and affairs of the Company are managed by its Board of Directors. The Board has established an Executive Committee, an Audit Committee and a Compensation Committee.
The entire Board of Directors acts as the nominating committee exclusively responsible for selecting candidates for election as directors. The
Executive Committee is empowered to act between meetings of the Board of Directors with powers of the full Board, except with respect to certain matters. The Audit Committee's responsibilities include making recommendations to the board of directors of the firm to be engaged to audit the Company and reviewing with the independent auditors the plan for, and results of, the auditing engagement and the Company's internal accounting controls. The Compensation Committee is responsible for reviewing and approving the salaries and classifications of the Company's executive officers and other significant employees and the Company's personnel policies and administering the Company's 1991 and 1996 Option Plans. The Board of Directors of the
Company held 6 meetings last year; the Compensation Committee held one meeting during the last year; and the Executive Committee did not meet during the last year. During the last year, each director attended at least 75% of the directors' meetings (and at least 75% of the meetings of committees on which he or she served) during the period for which he or she was a director (and during the period for which he served as a committee member).

Compensation Committee Interlocks and Insider Participation.  The
Compensation Committee consists entirely of non-employee Directors of the Company and there are no Compensation Committee interlocks with other companies.

Compensation of Directors. Non-officer directors are each paid annual fees of $2,400 for serving on the Company's Board of Directors, plus $200 for each meeting of the Board (and $100 for each meeting of a committee of the Board) they attend. Mr. Christenberry's director's fees were paid to his employer, Christenberry Collet & Company Inc. A total of $18,200 was earned by non-officer directors for service on the Board during 1996. Officer-directors do not receive annual fees or fees for attendance at meetings In addition to the foregoing fees, commencing in 1996 each non-officer director was granted a 1,000 share stock option annually pursuant to the 1996 Directors' Stock Option Plan for his service on the Board.

EXECUTIVE OFFICERS
Information About Other Executive Officers. Each executive officer is elected annually and will serve until reelected or until his or her successor is elected and qualified. The following information relating to the Company's executive officers is with respect to their ages, principal occupations and positions during the past five years and other biographical information.

Name                      Age  Principal Occupation for Last Five Years
Steven W. Ruben           35   Mr. Ruben has been Vice President -
                               Finance and Chief Financial Officer of the
                               Company since November 1995.  From October 1987
                               to November 1995, Mr. Ruben was an Audit
                               Manager for Mayer Hoffman McCann, Certified
                               Public Accountants, in Kansas City, Missouri.
Christine D. Schowengerdt 43   Ms. Schowengerdt has been the Company's
                               Treasurer since its incorporation in 1985.

Executive Compensation. The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 (determined as of the end of the last year) for the years ended December 31, 1996, 1995 and 1994:

Summary Compensation Table
                                                   Long Term Compensation
                                Annual Compensation    Awards  Payouts

                                                         Secur-
Name and                                                 ities       All
Principal                                  Other   Restr Under  LTIP other
Position           Year  Salary    Bonus   Annual  Stock Option PO's Comp
                         ($)       ($)     Comp    Award /SARs # ($)  ($)
William P. Ward,   1996  150,509   0       0       0     3,676   0    0
President, CEO     1995  142,086   0       0       0     7,455   0    0
                   1994  211,892   0       0       0       0     0    0

Gary J. Klusman,   1996  120,958   0       0       0     3,676   0    0
Exec. Vice         1995  101,367   0       0       0     6,455   0    0
President          1994   82,754   0       0       0       0     0    0

Option Grants in Last Fiscal Year
                                                   Potential Realizable Value
                                                   at Assumed Annual Rates
                                                   of Stock Price Appreciation
Individual Grants                                  for Option Term*
(a)           (b)         (c)        (d)      (e)        (f)      (g)
               Number of
               Securities  % of total
               Underlying  Options    Exercise
               Options     Granted to or Base
               Granted     Employees  Price    Expir
Name           (#)(A,B)    in Fisc.Yr.($/sh)(C)date       5%($)     10%($)
William P. Ward  3,676      14.7%      5.00     12/15/01   3,555      7,855
Gary J. Klusman  3,676      14.7%      5.00     12/15/06   8,091     20,505

* The dollar amounts set forth under these columns are the result of calculations of the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation.
(A) Mr. Ward's options were granted for a term of 5 years. 100% of Mr. Ward's options become exercisable on January 1, 1998.
(B) Mr. Klusman's options were granted for a term of 10 years. 100% of Mr. Klusman's options become exercisable on January 1, 1998.
(C)The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

Aggregated Option Exercises in Last Fiscal Year And Option Values at
December 31, 1996

                                           Number of
                                           Securities      Value of
                                           Underlying      Unexercised
                                           Unexercised     In-the-Money
                   Shares                  Options         Options
                   Acquired                at Year End     at Year End
                   on         Value        (#)             ($)
                   Exercise   Realized(A)  Exercisable/    Exercisable/
Name              (#)        ($)           Unexercisable   Unexercisable
William P. Ward    -0-        -0-          3,667/7,464     -0-/-0-
Gary J. Klusman    -0-        -0-           -0-/11,131     -0-/-0-

(A) Market value of underlying securities at year-end minus the exercise or base price of "in-the-money" options.

Compensation Committee Report on Executive Compensation. On an annual basis, the Compensation Committee reviews the salaries and performance adjustments of the executive officers, is responsible for administration of the OTR Express, Inc. 1991 Stock Option Plan ("1991 Option Plan") and the 1996 Option Plan, and oversees the administration of the Company's compensation program.

In accordance with Securities and Exchange Commission rules designed to enhance disclosure of companies' policies toward executive compensation, the following report is submitted by the below listed committee members in their capacity as the Board's Compensation Committee. The report addresses the Company's compensation policy as it related to the executive officers for 1996.

General Compensation Policy. The Compensation Committee of the Board of Directors was, and continues to be, guided by a belief that executive compensation should reflect the Company's performance consisting of the Company's revenue, operating ratio (operating expenses divided by operating revenue), operating income and earnings per share, while at the same time considering surrounding competitive pressures, retention of key executive officers and individual performance as evidenced by informal evaluations. The Compensation Committee has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended.

1996 Compensation. To accomplish the Company's compensation policy, the executive compensation package integrates (i) annual base salary, (ii) current year performance adjustments to such salary, and (iii) stock option grants under the Company's 1996 Option Plan. The overall compensation policy, as implemented, endeavors to enhance the profitability of the Company (and, thus, stockholder value) by tying the financial interests of the management with those of the Company.

Base Salary. The Compensation Committee initially determines the amount of executive officer base salary based on factors such as prior level of pay, quality of experience, responsibilities of position and salary levels of similarly positioned executives in other companies. Once base salary has been determined, the Compensation Committee divides the executive officers into two groups: Operating Officers and Administrative Officers. The Operating Officers consist of Mr. Ward (Chief Executive Officer), Mr. Klusman (Executive Vice President) and Mrs. Ward (Vice-President - Compensation and Administration). The Administrative Officers consist of the remaining executive officers, Mr. Ruben (Vice President-Chief Financial Officer) and Ms. Schowengerdt (Treasurer).

For Operating Officers, the Compensation Committee has adopted a policy that base salaries will be annually adjusted based on factors such as prior level of pay, quality of experience, responsibilities of position, salary levels of similarly positioned executives in other companies and the general changes in the cost of living standards as published by the Department of Labor. Accordingly, effective January 1, 1996, each Operating Officer was given a base annual salary raise equal to 3.0%. Effective July 1, 1996, all Operating Officers were given base annual salary raises of between 8% and 10% based on factors including quality of experience, responsibilities of position and salary levels of similarly positioned executives in other companies.

For Administrative Officers, raises are determined subjectively by the CEO and approved by the Compensation Committee. Such raises are based upon informal evaluations by the CEO and, to a lesser extent, other executive officers.

Performance Adjustments. For the Operating Officers, the Company has in place a Performance Adjustment Plan which couples the executive's cash compensation with specific target improvements in the Company's revenues, operating ratio, operating income, stock price and earnings per share (the "Performance Factors"), which are each weighted equally. For 1996, the Compensation Committee set the target level of improvement in Performance Factors with at least a 33% improvement target in four of the five factors.

Under the Performance Adjustment Plan, each Operating Officer will receive a maximum 30% of his or her annual base salary ("Target Adjustment") if the target level of improvement in Performance Factors is reached. Achievement of less than the target level of improvement in Performance Factors will result in a 1% decrease in the Target Adjustment for each 1% deviation in such target level. For example, if the Target Adjustment is $20,000 and the Company reaches 50% of its target level of improvement in Performance Factors, then the amount of actual performance adjustment would be $10,000.

In 1996, the Company reached 13% of its target level of improvement in Performance Factors. Accordingly, the Operating Officers received an actual performance adjustment of 13% of their Target Adjustments.

Administrative Officers do not participate in the Performance Adjustment Plan and, thus, do not receive a performance adjustment.

Stock Option Awards. The Compensation Committee may also award stock options to executive officers under the 1996 Option Plan. In general, the Committee believes that stock options are an effective incentive for executives to create value for stockholders since the value of an option bears a direct relationship to appreciation in the Company's stock price. Obviously, when stockholder value decreases, the stock options granted to executives either decrease in value or have no value.

In December 1996, the Committee authorized the granting of options to the executive officers to acquire 12,866 shares of Common Stock under the 1996 Option Plan. A total of 12,134 shares authorized under the 1996 Option Plan were granted to employees other than executive officers in December 1996.

Chairman and CEO Compensation. William P. Ward, Chairman and CEO of the Company, is subject to the same general compensation package as the other Operating Officers as set forth above.

The Compensation Committee decided to increase Mr. Ward's annual base salary by the Department of Labor's cost of living adjustment, 3.0% effective January 1, 1996 until June 30, 1996. Effective July 1, 1996 the Compensation Committee decided to increase Mr. Ward's annual base salary 9%, based on factors including quality of experience, responsibilities of position, and salary levels of similarly positioned executives in other Companies.

Mr. Ward also received $5,562 in performance adjustment to his base annual salary under the Performance Adjustment Plan. As noted above, such performance adjustment was 13% of his Targeted Adjustment of $43,188.

In December 1996, the Committee authorized a grant of options to Mr. Ward to acquire 3,676 shares of Common Stock under the 1996 Option Plan.

Summary. The Compensation Committee believes that the executive officers of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and programs contribute to achieving this senior management focus. The Compensation Committee believes that the compensation levels during 1996 adequately reflect the Company's compensation goals and policies.
The Compensation Committee report is submitted by:

Dr. Ralph E. MacNaughton
Charles M. Foudree

COMPANY PERFORMANCE

The following graph shows a comparison of cumulative total returns for the
Company, the NASDAQ Market Index, and an industry index based the applicable
Standard Industrial Classification code ("SIC Industry Index").
                                                  SIC Code
Measurement Period  OTRX     NASDAQ Market Index  4213 Trucking, except local
 1/22/92             100.00   100.00               100.00
12/31/92              67.50    99.19               113.24
12/31/93             115.00   118.98               128.27
12/31/94             190.00   124.92               123.32
12/31/95              90.00   162.03               104.54
12/31/96              70.00   201.35                98.76

  The above graph compares the performance of the Company with that of the NASDAQ Market Index and the SIC Industry Index, with the investment weighted on market capitalization. The total cumulative return on investment (change in stock price plus reinvested dividends) for the Company, the NASDAQ Market Index and the SIC Industry Index is based on the stock prices as of January 22, 1992, assuming a $100 investment.

  The SIC Industry Index is comprised of all those companies with a four digit SIC code of 4213 (Trucking, except local).

PROPOSAL TWO:
APPROVAL OF INDEPENDENT AUDITORS

  For 1996, Arthur Andersen LLP served as the independent auditors for the Company and audited the financial statements of the Company including reports to the stockholders and others. The Board of Directors has selected and appointed Arthur Andersen LLP as the independent auditors for the Company for the year ending December 31, 1997. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement and is expected to be available to respond to appropriate questions from stockholders. The affirmative vote of the holders of a majority of the shares present or represented by Proxy at the Annual Meeting is necessary for the approval of the selection of independent auditors. The Board of Directors recommends that the stockholders vote for the following resolution which will be presented at the Annual Meeting:

"RESOLVED, that the selection by the Board of Directors of the Company of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1997, be and hereby is approved."

MISCELLANEOUS

Section 16 Reporting. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the Company's last fiscal year, the Company is not aware of any reports required to be filed with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934, as amended, that were filed late or not filed by the Company's officers or directors with respect to such year. The Company is not aware of any person, other than officers or directors, who owns more than 10% of the Company's Common Stock.

Stockholder Proposals. In the event any stockholder intends to present a proposal at the next Annual Meeting of Stockholders to be held in 1998, such proposal must be received by the Secretary of the Company, in writing, on or before December 3, 1997, to be considered for inclusion in the Company's Proxy Statement relating to the next Annual Meeting of Stockholders.

Annual Report. A copy of the Company's Annual Report (including financial statements and schedules, as filed with the SEC) accompanies this Proxy Statement. The Annual Report is not part of the proxy solicitation materials.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN TO THE COMPANY THE ACCOMPANYING PROXY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BY THE BOARD OF DIRECTORS,
                       William P. Ward
April 2, 1997          Chairman of the Board